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                                                              Exhibit 10.5(b)(i)
                                                                1997 Plexus 10-K


                        CORPORATE GUARANTEE AGREEMENT


     THIS AGREEMENT is made as of March 20, 1997, by Electronic Assembly Corporation, a Wisconsin corporation (hereinafter called "Guarantor").

                              R E C I T A L S :

     A. Firstar Bank Milwaukee, National Association, Harris Trust and Savings Bank and Bank One, Wisconsin (collectively, the "Banks"), and Firstar Bank Milwaukee, National Association, as Agent (the "Agent") have entered into a Credit Agreement dated as of the date hereof (the "Credit Agreement") with Plexus Corp. (the "Company") providing for revolving credit loans to the Company in an aggregate principal amount of up to $40,000,000.

     B. The Banks have required, as a condition to making credit available to the Company pursuant to the Credit Agreement, that the Guarantor guarantee the Obligations (as hereinafter defined) on the terms stated herein.

     C. It is necessary for the business purposes of the Guarantor that the Company continue to obtain such credit from the Banks. The Guarantor is a wholly-owned subsidiary of the Company. It is expected that substantially all of the credit extended to the Company pursuant to the Credit Agreement will be advanced to the Guarantor and Technology Group, Inc., another wholly-owned subsidiary of the Company (the "Co-Guarantor") to meet the needs of the Guarantor and the Co-Guarantor for working capital and other general corporate purposes.

     D. The term "Obligations" is used herein in its most comprehensive sense and includes any and all debts, obligations, and liabilities of Company to the Banks, or any of them, whether heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether Company is liable individually or jointly with others, whether for principal, interest or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or


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become barred by any statute of limitations or otherwise unenforceable.
Without limitation of the foregoing, "Obligations" shall include all indebtedness and other obligations of Company to the Banks under (i) the Credit Agreement as from time to time in effect, including all extensions, renewals and refundings thereof, and (ii) any agreements of Company with one or more of the Banks (or their affiliates) relating to interest rate, currency or commodity swaps, caps, floors, collars, options or similar hedging arrangements.

                             C O V E N A N T S :

          IN CONSIDERATION OF these premises and any credit or financial accommodation now or hereafter granted by the Banks to Company, it is agreed that:

1. Guarantee. The Guarantor hereby (a) unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise, or (if earlier) at the time Company becomes the subject of bankruptcy or other insolvency proceedings; (b) agrees to pay all costs, expenses and reasonable attorneys' fees incurred by the Banks or the Agent in enforcing this Agreement and the Obligations and realizing on any collateral for either; and (c) agrees to pay to the Banks the amount of any payments made to the Banks or another in connection with any of the Obligations which are recovered from the Banks by a trustee, receiver, creditor or other party pursuant to applicable law.

2. Guarantee of Payment. This is a guarantee of payment, and not of collection. The Banks shall not be obligated to: (a) take any steps whatsoever to collect from, or to file any claim of any kind against, the Company, any other guarantor, or any other person or entity liable for payment or performance of any of the Obligations; or (b) take any steps whatsoever to protect, accept, obtain, enforce, take possession of, perfect any interest in, foreclose or realize on collateral or security, if any, for the payment or performance of any of the Obligations or any guarantee of any of the Obligations; or (c) in any other respect exercise any diligence whatever in collecting or attempting to collect any of the Obligations by any means.



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3.        Guarantee Absolute and Unconditional.  The Guarantor's
          liability for payment and performance of the Obligations shall be absolute and unconditional; the Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish such liability; and nothing whatever except actual full payment and performance to the Banks of the Obligations (and all other debts, obligations and liabilities of Guarantor under this Agreement) shall operate to discharge the Guarantor's liability hereunder. Without limiting the generality of the foregoing, the Banks shall have the exclusive right, which may be exercised from time to time without diminishing or impairing the liability of the Guarantor in any respect, and without notice of any kind to the Guarantor, to: (a) extend any additional credit to Company; (b) accept any collateral, security or guarantee for any Obligations or any other credit; (c) determine how, when and what application of payments, credits and collections, if any, shall be made on the Obligations and any other credit and accept partial payments; (d) determine what, if anything, shall at any time be done with respect to any collateral or security; subordinate, sell, transfer, surrender, release or otherwise dispose of all or any of such collateral or security; and purchase or otherwise acquire any such collateral or security at foreclosure or otherwise; and (e) with or without consideration grant, permit or enter into any waiver, amendment, extension, modification, refinancing, indulgence, compromise, settlement, subordination, discharge or release of: (i) any of the Obligations and any agreement relating to any of the Obligations, (ii) any obligations of any guarantor or other person or entity liable for payment or performance of any of the Obligations, and any agreement relating to such obligations and (iii) any collateral or security or agreement relating to collateral or security for any of the foregoing.

4.        Guarantor Waivers.  The Guarantor hereby unconditionally waives
          (a) presentment, notice of dishonor, protest, demand for payment and all notices of any kind, including without limitation: notice of acceptance hereof; notice of the creation of any of the Obligations; notice of nonpayment, nonperformance or other default on any of the Obligations; and notice of any action taken to collect


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          upon or enforce any of the Obligations; (b) any subrogation to the rights of the Banks against the Company, any other claim against the Company which arises as a result of payments made by the Guarantor pursuant to this Agreement, and any claim for contribution against any co-guarantor, until the Obligations have been paid or performed in full and such payments are not subject to any right of recovery; and (c) any setoffs or counterclaims against the Banks which would otherwise impair the Banks' rights against the Guarantor hereunder.

5. Independent Investigation. Guarantor has made an independent investigation and evaluation of the financial condition of the Company and the value of any collateral, and has not relied (and will not rely) on any information or evaluation provided by the Banks regarding such condition or value.

6. Representations and Warranties. Guarantor represents and warrants that:

     a. The execution, delivery and performance of this Agreement by the Guarantor are within the corporate powers of the Guarantor, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Guarantor which has not been obtained, (ii) violate any provision of the articles of incorporation or by-laws of the Guarantor or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any subsidiary of the Guarantor, (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority, or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Guarantor or any subsidiary of the Guarantor pursuant to, any indenture or other agreement or instrument under which the Guarantor or any subsidiary of the Guarantor is a party or by which it or any of its properties may be bound or affected.



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     b.        This Agreement constitutes the legal, valid and binding
               obligation of the Guarantor enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

     c. The financial statements of the Guarantor furnished to the Banks fairly present the financial condition of the Guarantor for the periods shown therein, and since the dates covered by the most recent of such financial statements, there has been no material adverse change in the Guarantor's assets or the conduct of its business. Except as expressly shown on such financial statements, the Guarantor owns all of its assets free and clear of all liens; is not a party to any litigation, nor is any litigation threatened to the knowledge of the Guarantor which would, if adversely determined, cause any material adverse change in its business or assets; and has no delinquent tax liabilities, nor have any tax deficiencies been proposed against it.

7.        Financial Information.  The Guarantor shall provide to the
          Banks such information regarding the financial condition of the Guarantor as the Banks may reasonably request from time to time.

8. Continuing Guarantee. This Agreement shall inure to the benefit of the Banks and their respective successors and assigns, including every holder or owner of any of the Obligations, and shall be binding upon the Guarantor and Guarantor's successors and assigns. This is a continuing guarantee and shall continue in effect until the Banks shall have received written notice of termination from Guarantor; provided that this guarantee shall continue in effect thereafter with respect to all Obligations which arise or are committed for prior to Banks' receipt of such notice of termination (including all subsequent extensions and renewals thereof, including extensions and renewals at increased rates, and all subsequently accruing interest and other charges thereon) until all such Obligations and all obligations of Guarantor hereunder shall be paid or performed in full and such payments are not subject to any right of recovery.




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9.        Miscellaneous.  This Agreement constitutes the entire agreement between the Banks and Guarantor with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Banks unless expressed herein. This Agreement shall be governed by the internal laws of the State of Wisconsin.

                                            ELECTRONIC ASSEMBLY CORPORATION


                                            By:
                                                 Title:

(CORPORATE SEAL)

                                            Attest:
                                                 Title: